UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2024

ENVIROTECH VEHICLES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38078	46-0774222
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1425 Ohlendorf Road
Osceola, AR 72370
(Address of principal executive offices) (Zip Code)

(951) 407-9860
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.00001 par value	EVTV	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2024, Envirotech Vehicles, Inc., a Delaware corporation (the “Company”) and Douglas M. Campoli, the Chief Financial Officer of the Company, mutually agreed that Mr. Campoli would cease his role as Chief Financial Officer effective immediately.

Effective February 28, 2024, Franklin Lim was appointed to serve as Chief Financial Officer of the Company until his successor is duly elected, qualified and seated or until his earlier resignation or removal.

Mr. Lim, 62, has served as the Company’s Controller since April 2023. From August 2021 to April 2023, he served as the Controller of Arcimoto, Inc. Mr. Lim served as Senior Manager of American Credit Acceptance from July 2019 to July 2021 and Manager of Financial Reporting of Diversey from January 2018 to June 2019. He began his career as an audit and tax consultant with Deloitte and Touche in 1989 and has extensive financial and SEC reporting experience with both large multinational corporations and small to medium enterprises. Mr. Lim has a Master’s Degree in Accountancy from the Weatherhead School of Management and a Bachelor’s Degree with Honors in Business Economics with concentrations in Mathematics and Philosophy from the College of Wooster. He is a licensed Certified Public Accountant and has passed both the Certified Management Accountant and Certified in Financial Management Examinations conducted by the Institute of Management Accountants.

Mr. Lim’s salary is $180,000 per year.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIROTECH VEHICLES, INC.

Dated: February 29, 2024	By:	/s/ Susan M. Emry
Susan M. Emry
Executive Vice President